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                                                                    Exhibit 13.1

                          CEO SECTION 906 CERTIFICATION

                                   ----------

                         PSi TECHNOLOGIES HOLDINGS, INC.

          This certification is provided to PSi Technologies Holdings, Inc. (the "Issuer") in connection with the preparation of the annual report on Form 20-F (the "Form 20-F") for the period ended December 31, 2003 of Issuer.

          I, Arthur J. Young, Jr., the Chief Executive Officer of Issuer certify that:

     (1)  To the best of my knowledge, after reasonable investigation:

          (i) the Form 20-F fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

          (ii) the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

     (2) I have reviewed the contents of this certificate with the Chief Financial Officer of Issuer.

          Dated: June 30, 2004.


                                        /s/ Arthur J. Young, Jr.
                                        -----------------------------------
                                        Name: Arthur J. Young, Jr.
                                        Title: Chief Executive Officer